EXHIBIT 3.4


                              CERTIFICATE OF CHANGE

                                       OF

                           DENTO-MED INDUSTRIES, INC.

         (Under Section 805-A of the Business Corporation Law)

         FIRST:   The name of the corporation (the "corporation") is Dento-Med
Industries, Inc.

         SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on January 30, 1948 under the name of Oral-Craft, Inc.

         THIRD:   The Certificate of Incorporation of the corporation is hereby changed so as to change the post office address to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him.

         FOURTH: To accomplish the foregoing change, Article 5 in the Certificate of Incorporation relating to said location of the corporation's office and said post office address is hereby stricken in its entirety and the following is substituted in lieu thereof:

         "5. The principal office of the corporation is to be located in the county of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may e served upon him is c/o Parker Chapin Flattau & Klimpl, 1211 Avenue of the Americas, New York, New York 10036, Attn.:
         Henry I. Rothman, Esq.; and the Secretary of State is hereby designated as the agent of the corporation upon whom process in any action or proceeding against it maybe served."

         FIFTH:   The foregoing change was approved by the Board of Directors.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under penalties or perjury, that the statements contained therein have been examined by us and are true and correct

Dated: June 30, 1988



                                       By: /s/: HARVEY TAUMAN
                                           ------------------
                                           HARVEY TAUMAN, President

                                                        and

                                       By: /s/: CHAUDHURY MUKESH PRASAD
                                           ----------------------------
                                           CHAUDHURY M. PRASAD, Secretary


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